[DELOITTE TOUCHE TOHMATSU LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2004 (February 20, 2004 as to Footnote 21), appearing on page F-2 of the Registration Statement on Form F-1, dated March 12, 2004 and filed with the Securities and Exchange Commission on March 12, 2004.

/s/ Deloitte Touche Tohmatsu


Shanghai, China
March 19, 2004